United Fuel & Energy

April 2007
COMPANY FACT SHEET

OTC Bulletin Board: UFEN

"SERVICE 24/7"

WWW.UFEONLINE.COM

INVESTOR CONSIDERATIONS:

- United Fuel & Energy's (UFE) strategy is to become the premier single source provider of fuel and lubricant products to a diverse commercial and residential customer base in rural markets throughout the southwest and south central U.S. *The Company has a leading market position in the Permian Basin providing fuel to approximately 72% of the oil and gas drilling rigs in the market area.*
- Approximately 64% of UFE's revenues are derived from providing products and services to oil and gas exploration and service companies. Drilling activity in the "oil patch" has been strong for several years and with crude oil prices expected to remain high at least through 2007, the Company believes drilling activity in its markets, and thus demand for its services of providing fuel and lubricant products, will remain strong.
- U.S. petroleum consumption is expected to increase by 7.9 million barrels per day from 2003 to 2025. Approximately 92% of the growth in petroleum demand will come from consumption of "light" petroleum products. *Given most of the products UFE sells are light petroleum products, the near- and longer-term demand environment for UFE's products appears favorable.*
- There is significant customer demand for a single source supplier of fuels and lubricants in UFE's target markets because many of UFE's customers are large and have unique needs.
- UFE intends to use a combination of organic growth initiatives and selective acquisitions to expand its service footprint and capabilities to meet its customers' desire to deal with larger suppliers that can deliver a wide range of products over a broad geographic footprint.
- In March, 2007, UFE amended its credit facility to increase the facility to $70 million with a maturity date of September 30, 2012. The credit facility also provides for up to $20 million of term loans and provides for a more favorable interest rate versus the previous facility.
- In December 2006, UFE acquired the bulk fuel distribution assets of Ackerly Oil Company, Inc., based in Big Spring, Texas, which distributed gasoline, diesel, propane and lubricants to customers in West Texas. In January 2007, UFE completed the acquisition of nine card-lock facilities from Your Pump of Texas Inc., based in Longview and three cardlock sites in Lubbock, Texas, from a third party.

Stock Price (March 30, 2007) **$1.69**

Stock Data

Fiscal Year-End:	December
Symbol / Exchange:	UFEN / OTCBB
52 - Week Trading Range:	$1.01 - $2.05
Common Shares O/S (In Mill.):	14.1
Market Capitalization (In Mill.):	$23.85
Total Enterprise Value (In Mill.):	$69.70
Avg. Daily Volume (3 Mos.):	37,659

Financial Data
(Amounts in Millions Except Per Share Amounts)

Balance Sheet Data as of December 31, 2006	
Cash & Equivalents:	$4.0
Total Assets:	$94.2
Total Debt:	$49.8
Stockholders' Equity:	$21.7
2006 Total Revenue:	$335.7
2006 Net Income:	$2.0
Net Income Applicable to Common:	$1.3
2006 EBITDA*:	$10.7
2006 Diluted EPS:	$0.09
2005 Total Revenue:	$283.6
2005 Net Income:	$0.9
2005 EBITDA*:	$6.6
2005 Diluted EPS:	$0.07

Company Financial Outlook - 2007E

Revenue:	$325 - $360
Net Income:	$2.6 - $3.7
Net Income Applicable to Common:	$1.6 - $2.7
EBITDA*:	$11.5 - $13.5

** For a reconciliation of EBITDA to Net Income, see "Disclosure of Non-GAAP Performance Measures" on page 6.*

Stock Price Chart



UFEN Daily
Volume
©BigCharts.com
2.00
1.75
1.50
1.25
1.00
Millions
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
07
Feb
Mar

Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet.

COMPANY OVERVIEW:

Headquartered in Midland, Texas, ***United Fuel & Energy*** is one of the largest distributors of gasoline, diesel, propane and lubricant products to customers in rural markets in the southwestern and south central U.S. UFE currently markets its products and services under the established trade names of Eddins-Walcher, Clark Oil, Three D Oil, Queen Oil and Ackerly Oil / Trio Fuels. UFE differentiates itself from its competitors by providing industry superior service and reliability to its customers.

UFE distributes gasoline and diesel through unattended refueling stations, or "card-lock" sites to commercial vehicles and fleets; wholesales and distributes fuels and lubricants to commercial customers; and sells propane to commercial and residential customers. UFE is one of the largest fuel and lubricant distributors in the southwest and south central U.S. and plans to selectively acquire additional fuel and lubricant distributors in rural southwest and south central markets to diversify its customer base and broaden its geographic footprint.

UFE's common stock currently trades on the OTC Bulletin Board. The Company intends to apply for listing on one of the national stock exchanges or on the NASDAQ quotation system.

INDUSTRY DEMAND IS FAVORABLE:

Despite significantly higher prices for products such as crude oil and natural gas over the past three years and expectations that prices will remain high, demand for most petroleum products has been strong and is expected to remain strong. U.S. petroleum consumption is expected to increase by 7.9 million barrels per day from 2003 to 2025. *Approximately 92% of the growth in petroleum demand will come from consumption of "light" petroleum products* such as gasoline, diesel, heating oil, jet fuel, kerosene, liquefied petroleum gases and petrochemical feed stocks, which are more difficult and costly to produce versus heavy products. *Given most of the products UFE sells are light petroleum products, the near- and longer-term demand environment for UFE's products appears favorable.*

Average Monthly Rig Count


1,200
1,000
800
600
400
200
0
Jan-04
Mar-04
May-04
Jul-04
Sep-04
Nov-04
Jan-05
Mar-05
May-05
Jul-05
Sep-05
Nov-05
Jan-06
Mar-06
May-06
Jul-06
Sep-06
Nov-06
Jan-07
Mar-07
Texas
New Mexico
Oklahoma

Source: Baker Hughes

UFE's leading presence in the Permian Basin – with approximately 72% market share of fuel furnished to oil and gas drilling rigs – positions the Company to continue to benefit from drilling activity in its target markets. Approximately 64% of UFE's revenues are derived from providing products and services to oil and gas exploration and service companies. Drilling activity in the "oil patch" has been strong for several years and with crude oil prices expected to remain high at favorable levels, the Company believes that drilling activity in its markets and thus demand for its oil field and rig support services will remain strong.

OPERATING & GROWTH STRATEGY:

UFE's strategy is to become the premier single source provider of fuel and lubricant products to a diverse commercial and residential customer base throughout rural markets in the southwest and south central U.S. UFE currently operates in rural markets in Texas, eastern New Mexico and southeast Oklahoma. UFE plans to expand and increase its market penetration throughout the rural markets of the states of Texas, New Mexico and Oklahoma and in other states/rural markets where business conditions are favorable.

There is significant customer demand for a single source supplier of fuels and lubricants in UFE's target markets because many of UFE's customers are large and have unique needs. Many of UFE's customers deal with hundreds of fuel and lubricant suppliers because that industry is fragmented, primarily consisting of smaller, privately owned operations. For example, it is estimated that there are as many as 8,500 lubricant distributors in the U.S. and each major oil company typically maintains a network of approximately 300 fuel and lubricant distributors.

UFE plans to use a combination of selective acquisitions and organic growth initiatives to expand its service footprint and capabilities to meet its customers' desire to deal with larger suppliers that can deliver a wide range of products over a broad geographic territory.

Selective Acquisitions – As discussed, UFE believes that there is significant customer demand for a single source supplier of fuels and lubricants in its target markets. UFE plans to selectively acquire companies in its target markets that strategically fit the Company's goal of becoming the premier single source provider of fuel and energy products throughout the southwest and south central U.S.

UFE will initially focus on companies that fill in geographic gaps in its existing markets in Texas, New Mexico and Oklahoma and/or opportunities in non-contiguous markets. UFE will also look for acquisitions that provide customer and industry diversification to its existing base of business.

UFE believes that selective acquisitions could bring several benefits to its growth strategy and operations:

- *Geographic Reach* - Many of UFE's fuel and lubricant customers are large and operate across a large regional or national footprint. Selective acquisitions enable UFE to expand its service area into markets where its core customers have operations and would like UFE to service them.

- *Geographic & Customer Diversity* – Selective acquisitions will provide geographic diversification and reduce customer and industry concentration. For example, UFE's current customer base has a significant concentration of oil and gas companies. The Clark Oil acquisition added diversification because it added customers in the agricultural, ranching, and mining industries in southeast Oklahoma, which reduces UFE's reliance on the oil and gas industry.

- *Financial & Operational Scale* – To become a single source provider in servicing customers across a larger geographic footprint and in greater volumes, selective acquisitions can give UFE the financial and operational scale necessary to meet customers' needs.

- *Scale Facilitates Increased Market Share* – As UFE increases its geographic presence and operations, the Company believes it will be one of a few fuel and lubricant distributors able to meet customers' diverse needs on a large scale. This scale, coupled with industry leading customer service and reliability, will enable UFE's customers to increasingly rely on UFE to service their needs rather than risk relying on smaller competitors.

- *Operating Synergies & Buying Power* – As UFE gains critical mass, there are numerous overhead and operational costs that UFE believes may be eliminated from acquired companies by integrating those operations into UFE's operations. Further, as UFE continues its growth, its purchasing power should enable it to gain favorable product pricing while maintaining sales, which should have a favorable impact on gross profit.

To that end, in December 2006, UFE acquired the bulk fuel distribution assets of Ackerly Oil Company, Inc., based in Big Spring, Texas. Founded in 1976, Ackerly Oil has distributed gasoline, diesel, propane and lubricants to customers in West Texas. Ackerly Oil also operates under the trade name Trio Fuels, and provides services to the agricultural, commercial and oil field services industries, as well as to domestic propane customers.

In January 2007, UFE acquired nine card-lock facilities from Your Pump of Texas Inc., based in Longview. This transaction added nine unattended fueling sites. The Company also acquired three cardlock sites in Lubbock, Texas, from a third party. With the addition of these cardlock facilities, UFE now has over 100 cardlock locations. In February 2007, UFE entered into an agreement to purchase the assets of Reamax Oil Company, Inc., based in Camp Verde, Arizona. This transaction will be the Company's first acquisition in Arizona and provides a first-rate entry into the state.

Organic Growth – With its operating experience, UFE believes it has developed a business model based on superior customer service and reliability. UFE believes it can increase its market share in its target markets by building out that model. The Company's strategy is not to be the least expensive fuel and lubricants supplier in its markets, but to add value to the supply and distribution process for its customers. There are several organic growth initiatives the Company is pursuing to increase market share in target markets, which include:

- *Upgrade Existing Card Lock Sites & Development of New Ones* – UFE's target markets have a strong concentration of core customers and potential to attract new customers that UFE believes justifies the upgrade of existing card lock sites, as well as development of new card lock sites. Card locks in areas with high concentration of UFE's core customers average fuel volumes of 170,000 gallons per month.

- *New End-Markets for Fuel & Lubricants* – Several of UFE's customers that operate on a regional or national level have asked UFE to provide fuel and lubricant supply services in markets that the Company does not currently serve, but are targeting for expansion. In addition, UFE is looking to focus on the automotive segment, such as car dealerships and repair shops for example, and the growing commercial and industrial segments, such as machine shops and small fleets for example.

- *Implementing Modern Technologies* – UFE believes by implementing modern technologies into its business, such as tracking technologies for use in its distribution chain, the Company will be better able to differentiate its service and provide additional value to its customers.

OPERATIONS OVERVIEW:

UFE is one of the largest distributors of fuel and lubricant products in the southwestern and south central U.S., primarily in rural markets in Texas, eastern New Mexico and southeast Oklahoma. UFE currently has four different product lines: unbranded fuels, lubricants, LP gas and chemicals. UFE distributes fuel products from companies such as Alon, Navajo and Shell and distributes lubricants from companies such as Shell, ExxonMobil and Citgo, to name a few. UFE also sells and distributes its private label lubricants to customers, which carry attractive margins. UFE distributes its products primarily through the following methods:

- sells gasoline and diesel fuel through unattended refueling stations, or "card lock" sites to commercial vehicles and fleets;

- wholesales and distributes fuels and lubricants to commercial customers using its fleet of distribution vehicles;
- sells propane to commercial and residential customers.

Card Lock Operations – UFE's unattended card lock sites enable commercial vehicles and fleets to refuel at convenient locations in a safe and secure environment.



The typical UFE card lock site is a one to two acre facility, generally located on the outskirts of commercial areas or on business loops. The sites have access that readily accommodates the low maneuverability of the large vehicles that utilize them. Some sites have higher canopies covering the pumps to accommodate large 18 wheeled vehicles and trailers loaded with equipment.

Wholesale Distribution of Fuels & Lubricants – *Fuels:* During the year ended December 31, 2006, UFE sold approximately 121.6 million gallons of fuels using its own fleet of bobtail trucks, tank transports and common carriers, including gasoline, diesel, kerosene and AV gas. In addition, UFE specializes in supplying standby bobtail services to oil field service companies. UFE sells and distributes fuel products to a diverse customer base, including car dealerships, city and state agencies, gas stations, trucking companies and oil field service companies.

Lubricants: During 2006, UFE sold approximately 4.4 million gallons of lubricants using its fleet of trucks for delivery to a variety of industrial and commercial customers. UFE's customer base includes companies with power generation facilities, gas engine compressors, commercial vehicle fleets and oil field equipment. Lubricant products sold by UFE to its customers include gear oil, gas engine oil, heavy duty motor oil, hydraulic oil, transmission oil, specialty high temperature tolerant greases and synthetics.

A large number of the fuel and lubricants delivered by UFE requires specially trained personnel and trucks that specialize in delivering fuel and lubricants to oil field based equipment, which operate nearly 24 hours per day, seven days a week. UFE's fleet of approximately 415 vehicles and trailers ranges from half ton pick-up trucks to large bobtail and other trucks capable of carrying up to 100,000 pounds, which are used to move products and equipment to various locations. The majority of UFE's fleet maintenance is performed in-house at the Company's primary operating facility in Odessa, Texas.

Propane Distribution – During 2006, UFE sold approximately 10.4 million gallons of propane. UFE delivers propane to its customers using its own fleet of trucks, typically to customer tanks supplied by UFE. UFE has approximately 7,300 propane tanks varying in size from 250 – 6,000 gallons. All of UFE's major facilities have bulk propane storage capacity. UFE purchases its propane from suppliers including BP Amoco, Phillips and Occidental Petroleum depending on the geographic location.


United
United
United

2006 RESULTS:

UFE made significant progress through 2006 toward achieving its strategic goals to position United Fuel for the future. UFE has identified numerous opportunities for growth both organically and through measured acquisitions. UFE believes it is well positioned today to take advantage of those opportunities and to create value for its shareholders, customers and employees.

UFE recently reported record 2006 financial and operating results. Highlights of 2006 results include:

- 2006 revenue increased 18.4% to $335.7 million. The revenue increase was due to a 16% increase in selling prices for fuel and lubricant products and a 2% increase in sales volumes.
- EBITDA for 2006 was $10.7 million, a 61% increase compared to 2005 EBITDA of $6.6 million. For a reconciliation of EBITDA to net income, see "Disclosure of Non-GAAP Performance Measures" on page 6.

- Net income in 2006 was $2.0 million versus 2005 net income of $879,000. Net income applicable to common equity in 2006 was $1.3 million, or $0.09 per diluted share, compared to net income applicable to common equity of $879,000 or $0.07 per diluted share in 2005.

2006 was an excellent year in which UFE increased its operating income by 67% over the previous year and improved unit margins by 28%. The Company also enhanced its foundation for further growth in profitability by deploying more efficient equipment, better operating systems, advanced technology and additional capacity.

In 2007, UFE sees substantial opportunity to grow through acquisitions and organically due to its customers' increasing demand for a high level of service and reliability, and their mounting desire for a single source provider in the various locations in which UFE operates. UFE's growth initiatives for 2007 include building bulk fuel operations and card lock sites in regions where its customers are doing business, expanding its lubricants and propane sales, and pursuing strategic acquisitions that will allow UFE to expand its customer base and/or geographic footprint. While the Company implements these initiatives, UFE intends to remain focused on maximizing efficiencies and profitability.

2007 Financial Outlook

For the calendar year 2007, UFE estimates that revenue will range between $325 million and $360 million and EBITDA will range between $11.5 million and $13.5 million.

United Fuel & Energy Corp.
Consolidated Statement of Operations
(Amounts in Thousands Except Per Share Numbers)

	Twelve Months December 31, 2006	Twelve Months December 31, 2005
Total Revenues	$ 335,741	$ 283,588
Cost of Sales	294,387	251,009
Gross Profit	41,354	32,579
Gross Profit Margin	*12.3%*	*11.5%*
Expenses:		
Operating	16,259	13,846
General & Administrative	14,983	12,617
Depreciation, Amortization & Accretion	2,012	1,260
Total Expenses	33,254	27,723
Operating Income	8,100	4,856
Operating Income Margin	*2.4%*	*1.7%*
Other Income (Expense):		
Interest Expense	(4,612)	(3,239)
Amortization of Debt Issue Costs	(474)	(427)
Other Income (Expense), Net	322	299
Total Other Expense	(4,764)	(3,367)
Income (Loss) Before Income Taxes	3,336	1,489
Income Tax Expense (Benefit)	1,349	610
Net Income	$ 1,987	$ 879
Net Income Margin	*0.6%*	*0.3%*
Cumulative Preferred Stock Dividend	$ 737	$ -
Net Income Applicable to Common Equity	$ 1,250	$ 879
Diluted EPS	$ 0.09	$ 0.07
Weighted Avg. Diluted Shares Out.	22,063	11,946

United Fuel & Energy Corp.
Selected Balance Sheet Information
(Amounts in Thousands)

	December 31, 2006	December 31, 2005
ASSETS		
Cash & Equivalents	$ 3,951	$ 673
Accounts Receivable, Net	47,025	43,290
Total Current Assets	65,692	55,405
Property, Plant & Equipment, Net	22,972	14,338
Goodwill	2,028	1,942
Total Assets	94,175	75,555
LIABILITIES & STOCKHOLDERS' EQUITY		
Accounts Payable	17,015	16,473
Current Maturities of Long-Term Debt	1,832	1,713
Total Current Liabilities	22,839	20,102
Long-Term Debt, Less Current Maturities	47,968	47,351
Total Liabilities	72,480	68,715
Total Stockholders' Equity	21,695	6,840
Total Liabilities & Stockholders' Equity	94,175	75,555

DISCLOSURE OF NON-GAAP PERFORMANCE MEASURES

The Securities and Exchange Commission (SEC) has adopted rules regulating the use of non-GAAP financial measures, such as EBITDA, in filings with the SEC, disclosures and press releases. These rules require non-GAAP financial measures to be presented with and reconciled to the most nearly comparable financial measure calculated and presented in accordance with GAAP.

EBITDA represents net income before income taxes, interest and depreciation and amortization. EBITDA is not a presentation made in accordance with generally accepted accounting principles ("GAAP") and is not a measure of financial condition or profitability. EBITDA should not be considered in isolation or as a substitute for "net income", the most directly comparable GAAP financial measure, or as an indicator of operating performance.

By presenting EBITDA, United Fuel intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future. United Fuel evaluates operating performance based on several measures, including EBITDA, as United Fuel believes it is an important measure of the operational strength of its business.

EBITDA may not be comparable to similarly titled measures used by other companies. EBITDA is not necessarily a measure of United Fuel's ability to fund its cash needs, as it excludes certain financial information when compared to "net income". Users of this financial information should consider the types of events and transactions which are excluded. A reconciliation of EBITDA to net income follows:

Reconciliation of 2007 Projected EBITDA with Projected Net Income

EBITDA	$11.5 to $13.5 million
Less:	
Depreciation and Amortization	$3.2 to $3.2 million
Interest Expense	$4.1 to $4.3 million
Income Tax Expense	$1.6 to $2.3 million
Net Income	$2.6 to $3.7 million
Preferred Dividend	$1.0 to $1.0 million
Net Income Applicable to Common	$1.6 to $2.7 million

Reconciliation of EBITDA with Net Income for the Years Ended December 31,

	2006	2005
EBITDA	$10.677 million	$6.608 million
Less:		
Depreciation and Amortization	$2.012 million	$1.260 million
Interest Expense	$4.612 million	$3.239 million
Other Non-Cash Items	$0.717 million	$0.620 million
Income Tax Expense	$1.349 million	$0.610 million
Net income	$1.987 million	$0.879 million
Preferred Stock Dividend	$0.737 million	---
Net Income Applicable to Common	$1.250 million	$0.879 million

OTCBB: UFEN

COMPANY HEADQUARTERS
405 N. Marienfeld, Suite 300
Midland, TX 79701

Phone: 432-571-8000 • Fax: 432-571-8099
www.UFEOnline.com

COMPANY CONTACT
Chuck McArthur, President & CEO
Bobby Page, Vice President & CFO

INVESTOR RELATIONS CONTACT
Lisa Elliot – DRG&E
713-529-6600
lelliott@drg-e.com

SAFE HARBOR STATEMENT & READER ADVISORY

Certain statements included in this Fact Sheet release may constitute forward-looking statements. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors including, but not limited to: weather, levels of oil and gas drilling and general industrial activity in United Fuel's area of operations, changes in oil and gas prices, risks associated with acquiring other businesses, the price of United Fuel's products, availability of financing and interest rates, competition, changes in, or failure to comply with, government regulations, costs, uncertainties and other effects of legal and other administrative proceedings, general economic conditions and other risks and uncertainties. Also, the achievement of the benefits of the Clark and Queen acquisitions are subject to risks associated with acquisitions generally such as the potential for higher than anticipated integration costs, failure to achieve anticipated synergies, failure to retain key employees and the loss of customers. As a result, this Fact Sheet should be read in conjunction with periodic filings United Fuel makes with the SEC. The forward looking statements contained herein are made only as of the date of this press release, and United Fuel does not undertake any obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.